UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

Luna Innovations Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1703 South Jefferson Street, SW, Suite 400

Roanoke, Virginia 24016

(Address of principal executive offices, including zip code)

540-769-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 20, 2007, Luna Innovations Incorporated (the “Company”) and Canvasback Real Estate & Investments LLC (“Lessor”) entered into a Commercial Lease (the “Lease”) dated March 19, 2007, related to office and laboratory space to be leased in Charlottesville, Virginia. Under the terms of the Lease, the Company agreed to lease a total of approximately 16,400 square feet starting May 1, 2007. The term of the lease ends December 31, 2013, however, the Company has the right to terminate the lease, with no penalty, effective as of December 31, 2008, provided that the Company notifies Lessor in writing of its election to terminate the Lease prior to September 1, 2008. The monthly rent is approximately $10.98 per square foot in 2007 and 2008 and increases to annually thereafter to approximately $18.81 per square foot in 2013.

Pursuant to the terms of the Lease, the existing Commercial Lease between the Company and Lessor dated March 17, 2003 for the premises located at 705 Dale Avenue, Charlottesville, Virginia will be terminated as of May 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Aaron S. Hullman
Aaron S. Hullman Vice President and General Counsel

Date: March 26, 2007